Exhibit 99.1

FOR IMMEDIATE RELEASE	No. 09-11

For more information contact: Ronald D. Mogel, Senior Vice President and Chief Financial Officer

Phone: (337) 896-6664

Investor Relations: Mark Collinson, Partner, CCG Investor Relations

Phone: (310) 954-1343

OMNI Announces Third Quarter 2009 Earnings Conference Call Information

CARENCRO, La., October 28, 2009 (GLOBE NEWSWIRE) — OMNI Energy Services Corp. (Nasdaq:OMNI) (the “Company” or “OMNI”) today announced plans to release financial results for the third quarter ended September 30, 2009, on Wednesday, November 4, 2009 after the close of markets in the United States. The Company will conduct a conference call at 2:00 P.M. CST on Thursday, November 5, 2009, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial (888) 389-5997, confirmation code 7971524, in the United States or (719) 325-2289, confirmation code 7971524, from outside the United States.

Listeners may also connect to the simultaneous webcast available from the investor relations section of the Company’s web site at www.omnienergy.com. A replay of the webcast will be available at this site for 30 days after the call.

Date:	November 5, 2009
Time:	2:00 PM CST

Listen via Internet: http://ir.omnienergy.com/

Schedule this webcast into MS-Outlook calendar (click open when prompted):

http://apps.shareholder.com/PNWOutlook/t.aspx?m=39342&k=BF1FBDDE

Toll-free:	(888) 389-5997
International:	(719) 325-2289
Password:	7971524

Headquartered in Carencro, LA, OMNI Energy Services Corp. offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and to oil and gas companies operating primarily in the Gulf of Mexico. OMNI provides its services through five business segments: Seismic Services (including drilling, survey and permitting services), Environmental Services, Equipment Leasing, Fluid and Transportation Services and Other Services.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties associated with the impact of the current economic climate, the timely conversion of seismic drilling backlog into revenue, OMNI’s dependence on activity in the oil and gas industry, labor shortages, permit delays, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the ultimate outcome of pending litigation, the continued growth of our environmental services and equipment leasing business segments, and other risks detailed in OMNI’s filings with the Securities and Exchange Commission.

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